Vocus Announces Record Results for Second Quarter 2008

Company Achieves 36% Revenue Growth, 129% Free Cash Flow Growth and Record Number of Net New
Customers

LANHAM, MD: July 22, 2008 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the second quarter ended June 30, 2008.

“I’m very pleased to report yet another outstanding quarter for Vocus and the achievement of record revenue, profit and net customer adds,” said Vocus President and CEO, Rick Rudman. “Many factors, including the strength of our product suite and its broad appeal to organizations of all sizes, have contributed to our strong performance. We are very proud of our accomplishments.”

Financial Highlights

•	Revenues for the quarter were $19.09 million, a 36% increase over the same period last year and a 7% increase over the prior quarter. The second quarter of 2008 represents the 36th consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(446,000) for the second quarter of 2008, compared to $(706,000) for the same period last year. GAAP net income was $5.66 million, or $0.30 per diluted share, for the second quarter of 2008 compared to net loss of $(3,000), or $0.00 per diluted share, for the same period last year;

•	The results for the second quarter of 2008 reflect the reversal of a portion of the valuation allowance against deferred tax assets totaling $4.92 million, or $0.26 per diluted share;

•	Non-GAAP income from operations for the second quarter of 2008 was $2.97 million compared to $1.49 million for the same period last year. Non-GAAP net income for the second quarter of 2008 was $4.15 million, or $0.21 per diluted share, compared to $2.19 million, or $0.11 per diluted share, for the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures;

•	Total deferred revenue as of June 30, 2008 was $37.51 million, compared to $28.23 million at June 30, 2007;

•	Cash flow from operations for the second quarter of 2008 was $6.52 million, a 138% increase over the same period last year;

•	Free cash flow for the second quarter of 2008 was $5.85 million, a 129% increase over the same period last year. See Other Supplemental Information for further discussion of non-GAAP measures.

Business Highlights

•	Added a record 265 net new subscription customers during the quarter compared to 172 net new subscription customers added during the same period last year and ended the second quarter of 2008 with 2,911 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Atlanta Symphony Orchestra, Baker & McKenzie, CITGO Petroleum, Chase Card Services, Deli Management, Easter Seals Chicago, Frye Art Museum, Harvard Business School, H&R Block, Land O’ Lakes, MyDivorceSales.com, OfficeMax, Rail Europe and United States Olympic Committee;

•	Launched Vocus Summer ’08, which included over 40 new features and enhancements for customizing analytics, targeting media and tracking results;

•	Expanded the distribution of the PRWeb platform by allowing users to create Targeted Media Digests to increase media exposure in local news outlets and trade publications;

•	Held our annual Users Conference, which drew a record number of attendees, including customers, analysts and industry experts;

•	Named one of the Top 50 Best Places to Work in Greater Washington for 2008 by the Washington Business Journal.

Guidance

Vocus is providing, for the first time, guidance for the third quarter and revising guidance for the full year 2008 based on information as of July 22, 2008:

•	For the third quarter of 2008, revenue is expected to be in the range of approximately $19.6 million to $19.8 million. Non-GAAP EPS is expected to be in the range of $0.18 to $0.19 assuming an estimated non-GAAP weighted average 20.3 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 1%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.17 per share. GAAP EPS is expected to be in the range of $0.01 to $0.02 assuming an estimated weighted average 19.5 million diluted shares outstanding;

•	For the full year of 2008, revenue is expected to be in the range of $77.3 million to $77.8 million. Non-GAAP EPS is expected to be in the range of $0.73 to $0.75 assuming an estimated non-GAAP weighted average 20.1 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 1%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.67 per share. The revised non-GAAP EPS guidance for the full year of 2008 also excludes $0.26 of tax benefit that was recognized in the second quarter of 2008 related to the reversal of a portion of the valuation allowance against deferred tax assets. GAAP EPS is expected to be in the range of $0.32 to $0.34 assuming an estimated weighted average 19.2 million diluted shares outstanding. Free cash flow is expected to range from $19.7 million to $20.7 million. Our non-GAAP cash tax rate for 2008 is expected to remain unchanged at 5%.

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter 2008 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until August 5, 2008 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 31344753.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 2,900 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	June 30,
	2007	2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,541	$58,120
Short-term investments	10,939	23,238
Accounts receivable, net	14,354	10,559
Current portion of deferred income taxes	––	596
Other current assets	1,957	2,333

Total current assets	83,791	94,846
Property, equipment and software, net	4,236	5,200
Intangible assets, net	8,628	7,158
Goodwill	17,090	17,090
Deferred income taxes, net of current portion	––	3,839
Other assets	498	676

Total assets	$114,243	$128,809

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,212	$6,226
Current portion of notes payable and capital lease obligations	233	236
Current portion of deferred revenue	34,333	36,400

Total current liabilities	41,778	42,862
Notes payable and capital lease obligations, net of current portion	102	186
Deferred income taxes	639	––
Other liabilities	89	81
Deferred revenue, net of current portion	631	1,106

Total liabilities	43,239	44,235
Commitments and contingencies
Stockholders’ equity:
Common stock	186	196
Additional paid-in capital	109,553	117,854
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(60)	(62)
Accumulated deficit	(35,392)	(30,131)

Total stockholders’ equity	71,004	84,574

Total liabilities and stockholders’ equity	$114,243	$128,809

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$14,080	$19,085	$26,677	$36,952
Cost of revenues, including amortization of intangible assets of $30 for the three months ended June 30, 2007 and 2008 and $60 for the six months ended June 30, 2007 and 2008	2,805	3,627	5,285	7,059

Gross profit	11,275	15,458	21,392	29,893
Operating expenses:
Sales and marketing	6,616	8,483	12,227	16,659
Research and development	976	1,360	1,721	2,573
General and administrative	3,666	5,356	7,074	9,994
Amortization of intangible assets	723	705	1,446	1,410

Total operating expenses	11,981	15,904	22,468	30,636
Loss from operations	(706)	(446)	(1,076)	(743)
Other income (expense):
Interest and other income	717	510	1,104	1,105
Interest expense	(14)	(9)	(29)	(14)

Income (loss) before benefit from income taxes	(3)	55	(1)	348
Benefit from income taxes	––	(5,609)	––	(4,913)

Net income (loss)	$(3)	$5,664	$(1)	$5,261

Net income (loss) per share:
Basic	$(0.00)	$0.32	$(0.00)	$0.30
Diluted	$(0.00)	$0.30	$(0.00)	$0.28
Weighted average shares outstanding used in computing per share amounts:
Basic	17,364,691	17,868,247	16,694,309	17,775,375
Diluted	17,364,691	18,957,313	16,694,309	18,788,388

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(3)	$5,664	$(1)	$5,261
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,126	1,215	2,216	2,353
Other non-cash charges (benefit), net	1,432	(2,407)	2,714	220
Changes in operating assets and liabilities	189	2,045	1,584	4,627

Net cash provided by operating activities	2,744	6,517	6,513	12,461
Cash flows from investing activities:
Net change in short-term investments	2,497	(2,588)	1,701	(12,268)
Purchases of property and equipment, net	(93)	(666)	(530)	(1,489)
Software development costs	(94)	––	(341)	––
Net cash provided by (used in) investing activities	2,310	(3,254)	830	(13,757)
Cash flows from financing activities:
Proceeds from public offering, net of costs	21,769	––	21,666	––
Proceeds from exercise of stock options	364	2,547	573	3,152
Payments on notes payable and capital lease obligations	(113)	(184)	(241)	(267)

Net cash provided by financing activities	22,020	2,363	21,998	2,885
Effect of exchange rate changes on cash and cash equivalents	2	(9)	3	(10)

Net increase in cash and cash equivalents	27,076	5,617	29,344	1,579
Cash and cash equivalents, beginning of period	28,774	52,503	26,506	56,541

Cash and cash equivalents, end of period	$55,850	$58,120	$55,850	$58,120

Other Supplemental Information

We define non-GAAP income from operations as income from operations excluding amortization of acquired intangible assets, stock-based compensation and the income tax benefit related to the reversal of a portion of the valuation allowance against deferred tax assets. Amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. The income tax benefit related to the reversal of a portion of the valuation allowance is a non-cash benefit that we do not consider part of ongoing operations. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management believes the exclusion of amortization of acquired intangible assets, stock-based compensation under SFAS No. 123R and income tax benefit related to the reversal of valuation allowance allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus excess tax benefits from stock-based compensation. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.

Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(706)	$(446)	$(1,076)	$(743)
Amortization of intangible assets (including $30 in cost of revenues for the three months ended June 30, 2007 and 2008 and $60 for the six months ended June 30, 2007 and 2008)	753	735	1,506	1,470
Stock-based compensation	1,439	2,679	2,577	5,116

Non-GAAP income from operations	$1,486	$2,968	$3,007	$5,843

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$(3)	$5,664	$(1)	$5,261
Amortization of intangible assets (including $30 in cost of revenues for the three months ended June 30, 2007 and 2008 and $60 for the six months ended June 30, 2007 and 2008)	753	735	1,506	1,470
Stock-based compensation	1,439	2,679	2,577	5,116
Reversal of valuation allowance	––	(4,924)	––	(4,924)

Non-GAAP net income	$2,189	$4,154	$4,082	$6,923

Non-GAAP net income per share:
Non-GAAP diluted	$0.11	$0.21	$0.22	$0.35
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	19,131,890	20,039,474	18,313,776	19,865,422
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	17,364,691	18,957,313	16,694,309	18,788,388
Treasury stock effect of outstanding equity securities	927,568	––	767,343	––
Treasury stock effect on outstanding equity securities of SFAS No. 123R	839,631	1,082,161	852,124	1,077,034

Non-GAAP diluted weighted average shares outstanding	19,131,890	20,039,474	18,313,776	19,865,422

Supplemental information of stock-based compensation included in:
Cost of revenues	$172	$295	$287	$560
Sales and marketing	377	683	703	1,352
Research and development	153	184	263	365
General and administrative	737	1,517	1,324	2,839

Total stock-based compensation	$1,439	$2,679	$2,577	$5,116

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$2,744	$6,517	$6,513	$12,461
Purchases of property and equipment, net	(93)	(666)	(530)	(1,489)
Software development costs	(94)	––	(341)	––
Excess tax benefits from stock-based compensation	––	––	––	––

Free cash flow	$2,557	$5,851	$5,642	$10,972